CONTACT GOLD

District Scale Gold Exploration on the Carlin Trend, NV

April 1, 2019

TSX.V: **C**
OTC: **CGOL**

Contact Us
info@contactgold.com
www.contactgold.com
+1 (604) 449-3361



Cautionary Statement

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain information set forth in this presentation contains "forward-looking statements" and "forward-looking information" within the meaning of applicable Canadian and United States ("U.S.") securities legislation (referred to herein as "forward-looking statements"). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements which includes but is not limited to statements related to activities, events or developments that Contact Gold Corp., (the "Company") expects or anticipates will or may occur in the future, statements related to the Company's business strategy, objectives and goals, exploration of the Company's projects (the "Properties") and management's assessment of future plans and operations which are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking information is often identified by the use of words such as "may", "will", "could", "would", "anticipate", 'believe', expect", "intend", "potential", "estimate", "budget", "scheduled", "plans", "planned", "forecasts", "goals" and similar expressions. Forward-looking information is based on a number of factors and assumptions made by management and considered reasonable at the time such information is provided, and forward-looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking information.

Such forward-looking statements include, but are not limited to, statements with respect to the future financial or operating performance of the Company, its subsidiaries and its mineral projects, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, the future price of metals, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage, the timing and possible outcome of pending regulatory matters and the realization of the expected economics of the Properties.

Forward-looking statements are based on certain assumptions which include the Company's ability to complete its planned exploration programs, the absence of adverse conditions on the Properties, future business and property integrations remaining successful, favorable and stable general macroeconomic conditions, securities markets, spot and forward prices of gold, silver base metals and certain other commodities, currency markets (such as the $ to US$ exchange rate), no materially adverse change in national and local government, legislation, taxation , controls, regulations and political or economic developments, that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize, the ability to obtain adequate insurance to cover risks and hazards on favorable terms, that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities, the continued stability of employee relations, relationships with local communities and Indigenous populations, that costs associated with mining inputs and labour will not materially increase, that mineral exploration and development activities will be successful, and the continued validity and ownership of the title to properties. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of the Company to differ materially from any projections of future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: general business, economic, competitive, political and social uncertainties; the actual results of current and future exploration activities differing from projected results; conclusions of economic evaluations; meeting various expected cost estimates; changes or downgrades in project parameters and/or economic assessments as plans continue to be refined; fluctuations in the future prices of metals; possible variations of mineral grade or recovery rates below those that are expected; the risk that actual costs may exceed estimated costs; geological, mining and exploration technical problems; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; political instability; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); title to properties; and managements' ability to anticipate and manage the foregoing factors and risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The forward-looking statements contained herein is presented for the purposes of assisting readers in understanding the Company's plan, objectives and goals and may not be appropriate for other purposes. The reader is cautioned not to place undue reliance on forward-looking statements.

LEGAL

We urge you to read Contact Gold's preliminary U.S. offering circular (the "U.S. offering circular") and Canadian base shelf prospectus and related prospectus supplement (the "Prospectus"), as applicable, thoroughly before participating in any offering. A copy of the Prospectus is being delivered concurrently with this presentation. To receive a U.S. offering circular or Prospectus, contact Raymond James Syndication at 1.844.654.7357 or please write to Raymond James, Suite 5400, 40 King Street West, Scotia Plaza, P.O. Box 415, Toronto, ON, Canada M5H 3Y2.

IMPORTANT: A U.S. offering circular relating to these securities has been filed with the Securities and Exchange Commission but has not yet been qualified. These securities may not be sold nor may offers be accepted prior to the time the U.S. offering circular becomes qualified.

No money or other consideration is being solicited in connection with this information, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the U.S. offering statement on Form 1-A is qualified pursuant to Regulation A of the U.S. Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind.

INDUSTRY AND THIRD-PARTY INFORMATION

This presentation also contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believe these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. The Company has not independently verified any of the data from third party sources referred to in this presentation and accordingly, the accuracy and completeness of such data is not guaranteed.

NATIONAL INSTRUMENT 43-101 – STANDARDS OF DISCLOSURE FOR MINERAL PROJECTS

All scientific and technical information relating to the Pony Creek Property is based on and derived from the technical report entitled "Technical Report on the Pony Creek Gold Project , Elko County, Nevada, USA" dated October 22, 2018 (Effective Date October 16, 2018) (the "Pony Creek Technical Report") prepared in compliance with National Instrument 43-101 – *Standards of Disclosure for Mineral Projects* ("NI 43-101") prepared by "qualified persons" within the meaning of NI 43-101. Technical information in this document regarding Pony Creek has been summarized from the Pony Creek Technical Report and is qualified in its entirety with reference to, and subject to all the assumptions, conditions and qualifications therein. The information contained herein is subject to all of the assumptions, qualifications and procedures set out in the Pony Creek Technical Report and reference should be made to the full details of the Pony Creek Technical Report which is available under the Company's corporate profile on SEDAR at www.sedar.com.

QUALIFIED PERSON

The scientific and technical information contained in this presentation has been reviewed and approved by Vance Spalding, CPG, VP Exploration, Contact Gold, who is a "qualified person" within the meaning of NI 43-101.

US DISCLAIMER

The disclosure in this presentation may use mineral resource classification terms that comply with reporting standards in Canada, and mineral resource estimates that are made in accordance with NI 43-101. These standards differ significantly from the mineral reserve disclosure requirements of the U.S. Securities Exchange Commission (the "SEC") set forth in Industry Guide 7. Consequently, information regarding mineralization contained in this presentation is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC.

This presentation may use the terms "measured mineral resources," "indicated mineral resources" and "inferred mineral resources". U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the SEC does not recognize them. It cannot be assumed that all or any part of "measured mineral resources," "indicated mineral resources," or "inferred mineral resources" will ever be upgraded to a higher category or converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Additionally, "inferred mineral resources" have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility, therefore investors are also cautioned not to assume that all or any part of an inferred mineral resource exists or that any part of the mineral resources in this presentation are economically or legally mineable.

This document is not an offer of securities for sale in the United States or in any other jurisdiction. Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

CURRENCY

Unless otherwise indicated, all dollar ("C$") values herein are in Canadian dollars.

Unless otherwise specified in an applicable amendment to the U.S. offering circular or a prospectus supplement, debt securities, subscription receipts, warrants and units of the Company will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under the U.S. offering circular or the Prospectus, or any amendment or supplement thereto. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation.

Investing in securities involves a high degree of risk. You should purchase securities only if you can afford the complete loss of your investment. A prospective purchaser should therefore review the U.S. offering circular and the Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors discussed under "*Risk Factors*" prior to investing in such securities.

Neither the SEC, nor any state or Canadian regulator has approved or disapproved of the securities offered by the Prospectus, passed upon the accuracy or adequacy of the Prospectus, or determined if the Prospectus is truthful of complete. Any representation to the contrary is a criminal offence.

Why Contact Gold

- **TEAM** – Experienced and successful leadership group covering all elements of industry from exploration through to production
- **SUPPORT** – Key strategic and institutional support: Waterton (37%), Goldcorp (12%), Institutional (15%), Board & Management (12%)
- **STRATEGIC ASSETS**
  - Strategic land position on Nevada's prolific Carlin Trend
  - Portfolio of 11 projects (approx. 200 km^2 or 77 mi^2)
  - Adjacent to, and sharing same structural setting and same geology as multiple resource discoveries (Gold Standard Ventures ("GSV"))
  - Focal projects dormant for 10 years prior to acquisition by Contact Gold; geologic model changed through discovery (GSV's Railroad project)
- **RAPID PROGESS**
  - Since acquisition in June 2017, multiple Carlin-type gold discoveries, and expanded property footprint at Pony Creek
  - 21,300 meters of exploration drilling[(1)], with a focus on high quality oxide targets:
    - 2.51 g/t Au over 47m (1.37 g/t Au over 106m) from Bowl Zone
    - 0.33 g/t Au over 92m from new West Zone discovery
  - Definition of multiple new gold targets to drive future discovery and growth
  - Pending approval of major exploration permit expected in mid 2019



(1) See Prospectus and Offering Circular

Leadership

SENIOR MANAGEMENT



MATTHEW LENNOX-KING – DIRECTOR, PRESIDENT & CEO
- 20+ years of exploration experience
- Former CEO of **Pilot Gold**
- ***First geologist for Fronteer Gold***



JOHN WENGER – CFO & VICE PRESIDENT, STRATEGY
- Former CFO & Corporate Secretary at **Pilot Gold**
- 15+ years of mining and accounting in Canada – USA



VANCE SPALDING – VICE PRESIDENT, EXPLORATION
- 30 years of gold exploration experience
- Former Director Exploration **Kinross** – + 1.24 Moz to Reserve
- Former Exploration Manager at **Fronteer Gold** prior to sale to Newmont
- Previously VP Exploration **Pilot Gold**
- ***Led the discovery of 2 Moz gold for Centerra at REN / on Carlin Trend***



ANDREW FARNCOMB – DIRECTOR AND SENIOR VICE PRESIDENT
- 12+ years of corporate finance experience
- Founder and Principal of **Cairn Merchant Partners**
- Director of several TSX Venture Exchange listed companies
- Formerly, Partner at **Paradigm Capital**

BOARD OF DIRECTORS



JOHN DORWARD – CHAIRMAN
- 19+ years of mining experience
- President & CEO of **Roxgold Inc.**
- ***Formerly, Senior VP, Business Development at Fronteer Gold***



GEORGE SALAMIS – DIRECTOR
- 20+ years of mining experience
- President & CEO of **Integra Resources**
- ***Former Executive Chair of Integra***
- Previously at **Placer Dome Inc.** and **Cameco Corporation**



MARK WELLINGS – DIRECTOR
- 25+ years of mining and finance experience
- Chairman of **Superior Gold Inc.**
- President & CEO of **Eurotin Inc.**; Principal of **INFOR Financial Corp.**
- Previously spent 18 years advising mining companies as co-founder of **GMP Securities**' mining finance practice

CHARLIE DAVIES – DIRECTOR
- 15+ years of mining and finance experience
- Principal, Exploration at **Waterton Global**
- Former Exploration Manager at **Kinross**



RIYAZ LALANI – DIRECTOR
- CEO of **Bayfield Strategy**,
- Director at **Difference Capital Financial**, Canadian Journalism Foundation and past director at two junior mining companies

Financial Overview

CAPITAL STRUCTURE[1]

Share Price (TSXV: C – April 1, 2018 Close)[2]	C$	$0.29	USD$	$0.22
Shares Outstanding	M	60.4	M	60.4
Market Capitalization	**C$M**	**$17.5**	**USD$M**	**$13.2**
Cash (April 1, 2019)	C$M	$2.2	USD$M	$1.6
Warrants		nil		nil
Options[4]	M	8.2	M	8.2
Conversion Rights[5]	M	2.0	M	2.0
Conversion of Preferred Shares (2022)[6]	M	11.1	M	11.1
Shares Outstanding (Fully Diluted)	M	81.7	M	81.7

June 2017 Financing	• $1.00 per share (Goldcorp, Waterton, institutions and Insiders)
March 2019 Financing	• $2.85M @ $0.29 per share • Insider participation (46%) • Waterton participation (37%)

SHAREHOLDERS[3]



15%
24%
Institutions
Other
12%
GOLDCORP
Board & Management
12%
WATERTON
GLOBAL RESOURCE MANAGEMENT
37%
Estimate of % ownership by institutions

ANALYST COVERAGE

Tyron Breytenbach	CORMARK SECURITIES INC.
Tara Hassan	RAYMOND JAMES

(1) This summary is qualified in its entirety by reference to the terms of the preferred shares of the Company set out in the articles of incorporation, the Goldcorp investor rights agreement and the Waterton governance and investor rights agreement, which have each been filed on SEDAR under the issuer profile of Contact Gold Corp.
(2) Foreign exchange reflected at an assumed CAD/USD FX rate of $0.7498 as of April 1, 2019.
(3) Waterton's fully diluted interest is equal to ~41% as at April 1, 2019.
(4) The Company awarded 1.7M Options on April 3, 2019.
(5) Conversion Right issued in connection with March 14, 2019 private placement financing will result in the issuance of such number of additional Common Shares to be determined based on completion of the first of "Qualified Offering", "Change of Control" or "Time Deadline" milestones, and subject to the rules and limitations of the TSXV, detailed in the Offering Circular and Prospectus. The maximum number of additional Common Shares issuable on conversion of the Rights is 2,047,414.
(6) Early redemption provisions at Contact Gold's option. US$11.1 million face value. Cumulative cash dividend at a fixed rate per annum equal to 7.5% payable on the maturity date only. 5-year term. Convertible into common shares at US$ equivalent of C$1.35 per share subject to the exchange rate at the time of conversion.

Why Nevada?


N
Turquoise Ridge
Meikle
Carlin North
Lone Tree
Carlin South
Carlin Trend
Elko
Wells
Dixie Flats
North Star
Pony Creek
Cortez Hills
Bald Mtn
Battle Mtn/Eureka Trend
Reno
Austin
Carson City
Ely
Walker Lane Trend
Tonopah
Las Vegas
0 25 50 75 100 km

MAJOR MINING SCALE

- Recorded Nevada Gold production 224.0 million ounces[1]
- 5.64 MMoz of gold production in 2017[1]
  - 73% of US gold production[2]
  - #5 Global gold producer[2]

FAVOURABLE JURISDICTION

- Long history of mining in the state
- Major gold discoveries continue today; Goldrush (Barrick), Long Canyon (Fronteer), Dark Star (Gold Standard)
- Ranks as the 4th most attractive state-level region for mining in the world[3]
- Barrick and Newmont in top 10 taxpayers in Nevada[4]
- Extensive infrastructure in place
  - 22 processing facilities[5]

1. Nevada Mineral and Energy Resource Exploration Survey 2015/2016; Nevada Mining Association
2. Nevada Mining Association
3. Fraser Institute Annual Survey of Mining Companies 2017
4. Nevada Department of Taxation
5. Muntean, J.L. 2016. Overview –The Nevada Mineral Industry 2014 in Nevada Bureau of Mines and Geology Special Publication MI-2014, Mackay School of Earth Sciences and Engineering, College of Science, University of Nevada, Nevada, USA.

The Carlin Trend

THE CARLIN TREND

- One of the most productive gold regions in the world with more than 91 million ounces of gold recovered to 2015[1]
- Newmont and Barrick are major players on trend
- Majority of gold discovered and mined has been on the Northern Carlin Trend
  - Strike length of Southern Carlin Trend is equivalent to the Northern Trend
  - The Southern trend has seen far less exploration
  - Opportunities for further discovery
- Contact Gold and GSV only operators in the Southern Carlin Trend
  - GSV has already redefined and demonstrated the regional prospectivity



N
Cobb Creek
Wilson Peak
Hot Creek
Independence Trend
Rock Horse
Sno
Getchell
Pinson
Midas
Carlin Trend
Northern Carlin Trend
South Silver Cloud
Rock Creek
Carlin
Tusc & Mike
Gold Quarry
Battle Mountain
Woodruff
Rain
Emigrant
Dixie Flats
Southern Carlin Trend
North Bullion
North Star
Pinion
Dark Star
North Zone
Bowl Zone
Pony Creek
Dry Hills
Mule Canyon
Battle Mtn - Eureka Trend
Gold Acres
Pipeline
Cortez
Cortez Hills
Gold Rush
Tonkin Springs
Bald Mountain
Jerritt Canyon
Big Springs
Major Gold Zones/Deposits
Contact Gold Properties
Major Gold Mines

1. Muntean, J.L. 2016. Overview –The Nevada Mineral Industry 2014 in Nevada Bureau of Mines and Geology Special Publication MI-2014, Mackay School of Earth Sciences and Engineering, College of Science, University of Nevada, Nevada, USA.

District Setting - Pony Creek, North Star and Dixie Flats

PROSPECTIVE PART OF THE CARLIN TREND

- Significant land position: 135 km^2 (52 mi^2) located south of Newmont's Rain and Emigrant Mines and adjacent to Gold Standard Ventures' Railroad Project
- Several 1 M+ oz deposits established / in production along Trend; multiple operators
- Rapidly evolving district with multiple recent discoveries
  - North Dark Star (GSV)
  - Jasperoid Wash (GSV)
  - Dixie (GSV)
  - West Zone @ Pony Creek

ADVANCED STAGE EXPLORATION

- Significant gold intercepts at Pony Creek and Dixie Flats

POTENTIAL FOR MAJOR DISCOVERIES

- Hosts numerous Carlin-type oxide gold targets and occurrences
- Favourable structural and stratigraphic setting
- Multiple geochemical and geophysical anomalies
- New high-priority drill targets are being defined
- Road accessible and 25 km south of the mining center of Elko, Nevada



Elko, NV
25km N
Emigrant
Mine
Rain
Mine
North
Bullion
Deposit
Dixie Flats
North Star
Pinion
Deposit
Dark Star Deposit
Dixie
Jasperoid Wash
Pony Creek
West Zone
North Zone
Bowl Zone
Projection of key regional controlling structures
Major Gold Zones/Deposits
Contact Gold
Gold Standard Ventures
Newmont Mining
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
0
5
10
Kilometers
Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 23)

Focused on New Discoveries

2019 TARGETS

Pony Creek:

- **West Zone:** ~2 km long target defined by geology, geophysics and high gold in soil – **Drilled ->** new discovery extending strike length to +2.3km focus of 2019 drilling[1]
- **Moleen Target:** ~1.5 km long target defined by geology, geophysics and high gold-in-soil – **Drill target**
- **Elliott Dome:** Continuation of the Jasperoid Wash soil anomaly with strong alteration at surface and a CSAMT anomaly – **Drill target**
- **Pony Spur:** NW oriented structural zone – **Drilled ->** significant gold mineralization at Webb-Devil's gate contact (2018) further drilling planned in 2019[1]
- **North Zone:** 1 km x 300 m **oxide**, defined by limited drilling and high gold in soil – **open for expansion in 2019**
- **Bowl Zone:** Significant **oxide gold** component and **open for expansion in 2019**
- **Palomino Target:** New from soil sampling in 2018 – **Drill Target**

North Star: 1.5 km north of North Dark Star Deposit (GSV), on same structural corridor - **Drill target**

PLANNED 2019 DRILL PROGRAM[1]

- Targeting 10,000 meters in 'phase 3' drilling
- Additional metallurgical work on known zones
- Plan of Operations (150 Acres/60 Hectares) anticipated mid-2019


N
Jasperoid Wash
Elliott Dome
DNZ Target
Willow Target
Moleen Target
West Zone
North Zone
Pony Spur
Palomino
Bowl Zone
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
0
1,000
2,000
Meters
Pony Creek Boundary
Newmont
Gold Standard Ventures
Previous Drilling
Contact Gold Drilling
Au soil 50 ppb
Au soil 25 ppb
Au soil 10 ppb

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement

Pony Creek – Contact Gold Drilling

- 93 holes completed for 21,300 meters since July 2017
  - ~10,800m in 2018
- Significant **oxidized** corridors defined at North Zone and west of Bowl Zone
  - Both zones open for expansion in most directions
- New gold discoveries at West Zone and Pony Spur - 2018

Drill Hole	From (m)	To (m)	Length (m)	Au g/t
PC18-33	266.7	301.75	35.05	2.42
PC18-03	86.87	134.11	47.24	2.51
PC18-02	1.52	60.96	59.44	0.53
PC18-18	4.57	38.10	33.53	0.42
PC17-03	62.48	128.02	65.53	0.65
PC17-07	44.20	123.45	79.25	0.78
PC17-10	103.63	149.35	45.72	2.82
PC17-14	4.57	24.38	19.81	0.82
PC17-19	160.02	166.12	6.10	3.95
PCC17-024	116.89	160.63	43.74	1.36
PCC17-28	199.65	205.74	6.10	1.88
PCC17-040	64.01	86.87	22.86	2.12

RED – Oxidized gold intervals See Pony Creek Technical report, dated October 22, 2018



West Target
26 Holes
4,800m
10m@ 0.7g/t Au
40m@ 0.4g/t Au
North Zone
Pony Spur
13 Holes
1,950m
27m@ 0.2g/t Au
58 Holes
12,324m
53m@ 0.5g/t Au
Bowl Zone
145 Holes
29,340m
106m@ 1.4 g/t Au
93m@ 1.0g/t Au
10m@ 12.4 g/t Au
Pony Creek Boundary
Pony Creek dh collars
historic
Contact Gold Corp
>100 gram x metre
>50 gram x metre
>25 gram x metre
>10 gram x metre
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available
0
500
1,000
Meters
Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 9); ref to drill data is compilation from results in Technical Report

Bowl Zone - Overview


North Zone
Bowl Zone


Historical Drilling
Contact Gold Drilling
Drill Intercepts
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
OPEN
35m @ 2.42 g/t Au
OPEN
47m @ 2.51 g/t Au
92m @ 1.0 g/t Au
OPEN
OPEN
OPEN
OPEN
0
250
500
Meters
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available

- Significant **oxidized** corridors defined on western structure
- Open for significant expansion
- Gold mineralization starting at surface
- Mineralization associated with Penn – Perm clastic rocks and carbonates (Dark Star host)
- 29,000m drilled from 1980s – present day(1)

2018 LATEST DRILL HIGHLIGHTS

- **2.42 g/t Au over 35.05 meters** from 266.7 m in drill hole PC18-33
- **2.51 g/t Au over 47.24 meters** from 86.87 m in drill hole PC18-03 Oxide
- **0.53 g/t Au over 59.44 meters** from 1.52 m in drill hole PC18-02 Oxide
- **1.00 g/t Au over 92.97 meters** from 50.29 m in drill hole PC18-04
- **0.91 g/t Au over 27.43 meters** from 28.96 m in drill hole PC18-01

(1) Source: Pony Creek Technical Report dated October 22, 2018

Bowl Zone Cross Section Looking North



Western
North Striking
Structure
Eastern
North Striking
Structure
0.53 g/t
59.5m
1.00 g/t 93.0m
Rhyolite
0.91 g/t
27.5m
PC18-02
1.37 g/t 106.5m
0.91 g/t
7.5m
PC18-01
PC18-03
PC18-04
Sandstone/
Conglomerate
Limestone
12.40 g/t
10.0m
5.72 g/t
13.0m
0.40 g/t
16.5m
1.46 g/t
42.5m
Previous drilling
150 meters

Source: Pony Creek Technical Report dated October 22, 2018 (Fig. 19).

West Zone – 2.3 km Oxide Discovery

West Zone Overview

- Drilling has now established 2.3km strike length by 400 meters wide oxide gold footprint
- Located along the same major north-south structure associated with oxide gold mineralization at the Bowl Zone, and potentially Gold Standard Ventures' Jasperoid Wash zone.
- Drill holes were designed to begin testing the 2+ km long gold-in-soil and CSAMT anomalies at 250 meter spacing
  - 23 holes drilled by Contact Gold (approx. 4,400 meters)
  - West Zone never drilled prior to 2018
  - Open to North and South
- Opportunity for a higher grade pod of oxide mineralization to sit within West Zone's current footprint
- Drilling in 2019 will focus on higher grade zones of oxide gold mineralization and continue to test open extensions



Pony Creek Property Outline
Historical Drilling
Contact Gold Drilling
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
> 25 gram x metre
> 10 gram x metre
N
PC18-50
39m @ 0.31 g/t Au
92m @ 0.33 g/t Au
50m @ 0.26 g/t Au
PC18-51
PC18-24
PC18-23
17m @ 0.3 g/t Au
PC18-15
20m @ 0.7 g/t Au
PC18-22
PC-133
PC-132
33m @ 0.42 g/t Au
PC18-19
PC18-36
15m @ 0.4 g/t Au
PC18-16
PC18-39
6m @ 0.7 g/t Au
PC-134
PC18-42
PC18-43
9m @ 0.4 g/t Au
PC-07-14
0
250
500
Meters
PC-07-15

Elliott Dome

ELLIOTT DOME OVERVIEW

- Several gold in soil anomalies over 100ppb Au in a broader area of elevated gold-in-soils adjacent to GSV's Jasperoid Wash discovery and Arcturus Target
- CSAMT north-south break coincident with gold in soil anomaly
- No previous drilling
- Anticipated drill program in 2019(1)



Pinion
Ski Track
Arcturus
Dixie
Elliott Dome
Jasperoid Wash
GSV Targets
Historical Drilling
2017
2018
Drill Hole Traces (assays pending)
Drill Hole Traces (assays received)
Soil Sampling clip
Au ppb
0.0 - 5.0
5.0 - 10.0
10.0 - 25.0
25.0 - 50.0
50.0 - 100.0
100.0 - 1210.0
Soil_60ppb
Soil_30ppb
Soil_10ppb
0 500 1,000
Meters
Property boundaries are illustrative, and may be subject to ongoing changes as information becomes available

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement


Elliott Dome
Jasperoid Wash - GSV
North Zone
Pony Spur
Moleen Target
West Zone
East Structure
West Structure
Bowl Zone

Other South Carlin Trend Properties
North Star and Dixie Flats

- **LARGE SCALE CARLIN TARGETS**
  - 28 km² (11 mi²)
  - Located along the Emigrant Dark Star Corridor
  - ~15 km (9 mi) north of Pony Creek
- **STRATEGIC LAND POSITION**
  - North of GSV's 1Moz Dark Star(1) oxide gold deposit and immediately to the south and east of Newmont's 1.2 Moz Emigrant Mine(2)
- **ESTABLISHED MINERALIZATION**
  - Numerous gold mineralized drill intercepts in historical drilling at Dixie Flats
    - ~1 g/t Au over 6 metres
    - 0.23 g/t over 23 metres
- **PROSPECTIVE HOST ROCKS**
  - Key hosts hit in historical drilling include the Devonian Webb / Devil's Gate contact & Dark Star Penn-Perm carbonate / clastic units
  - Located along structural corridor
- **CLEAR OPPORTUNITIES**
  - Limited previous drilling along main structural break
  - Ready to drill





Emigrant Mine
Rain Mine
Dixie Flats
North Bullion
North Star
Pinion
Dark Star
Projection of key Controlling Structures
Major Gold Zones/Deposits
Contact Gold
Gold Standard Ventures
Newmont Mining
0
2
4
Kilometers
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available

(1) See Gold Standard Ventures' news release June 29, 2017.
(2) Ressel, M.W. *'Shallow Expressions of Carlin-type Hydrothermal Systems: An Example from the Emigrant Mine, Carlin Trend, Nevada'*. May 2015.

North Star CSAMT

- **HIGH PRIORITY DRILL TARGET**
  - ~1.5 km north of Gold Standard Ventures' North Dark Star oxide deposit
  - CSAMT shows continuation of "Emigrant – Dark Star Fault"
  - Supported by Gravity data
  - Target covered by post-mineral alluvium and volcanic rocks
  - High priority drill target
- **PLANNED 2019 PROGRAM**
  - 6 - 8 RC drill holes planned(1)
  - Target sits under or adjacent to main access road to Dark Star



Si?
Qal
Tiwt
Tiwt
Te
Pz
Pz
Log ohm-m / CI = .3



North Star
North Star NOI pads and roads
Dark Star

(1) Subject to availability of capital, exploration and general market conditions, see cautionary statement


North Star
(view south)
Dark Star
1Moz Au
Pony Creek
Pinion
1.7 Moz Au
North Star
Proposed
Drill Hole

Why Contact Gold

- DISCOVERY – Results from 2018 drilling[1] include our best oxide gold results to date and a new discovery with an expanded strike-length of over 2 km:
    - **2.51 g/t over 47m (1.37 g/t over 106m)** from Bowl Zone
    - **0.33 g/t Au over 92m** from West Zone discovery
    - Elliott Dome gold-in-soil anomaly adjacent to Jasperoid Wash

- SUPPORT – Key strategic and institutional support: Waterton (37%), Goldcorp (12%), Institutional (15%), Board & Management (12%)

- STRATEGIC ASSETS – Strategic land position on Nevada's prolific Carlin Trend, adjacent to multiple Carlin-type resource discoveries (Gold Standard Ventures' Railroad project).

- CATALYSTS :
    - DEPOSIT DEFINITION – Drilling at Bowl, West and North Zones planned throughout the 2019 drill season
    - PERMITTING – Pony Creek Plan of Operations approval anticipated mid 2019
    - DRILLING RESULTS – News flow from drilling activities expected to commence in Q2 2019

(1) See Pony Creek Technical Report, dated October 22, 2018


Contact Us
info@contactgold.com
www.contactgold.com
+1 (604) 449-3361
Suite 1050, 400 Burrard Street
Vancouver, British Columbia
V6C 3A6 Canada